UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: May 15, 2018

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting on May 15, 2018. The proposals voted upon at the 2018 Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2018.

1. Each of the eleven nominees for director was elected to serve a one-year term expiring at the 2019 Annual Meeting of Stockholders. Votes regarding the persons elected as directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Anthony R. Chase	410,734,003	2,104,140	538,427	36,462,323
David E. Constable	410,609,023	2,216,039	551,508	36,462,323
H. Paulett Eberhart	405,081,523	8,042,005	253,042	36,462,323
Claire S. Farley	411,872,282	943,938	560,350	36,462,323
Peter J. Fluor	406,522,603	6,317,751	536,216	36,462,323
Joseph W. Gorder	388,153,440	24,959,552	263,578	36,462,323
John R. Gordon	402,891,379	10,229,112	256,079	36,462,323
Sean Gourley	411,598,524	1,229,289	548,757	36,462,323
Mark C. McKinley	411,050,526	1,776,201	549,843	36,462,323
Eric D. Mullins	409,400,905	3,430,696	544,969	36,462,323
R. A. Walker	398,951,744	13,009,054	1,415,772	36,462,323

2. The appointment of KPMG LLP as the Company’s independent auditor for 2018 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
443,126,101	6,399,489	313,303	—

3. The stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
388,380,985	24,440,575	555,010	36,462,323

4. A stockholder proposal regarding climate change risk analysis was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
216,892,375	192,107,868	4,376,327	36,462,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

May 16, 2018	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer